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                                                                    Exhibit 99.4
                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 4, 2000, by and among Essex Corporation, a Virginia corporation, with headquarters located at 9150 Guilford Road, Columbia, Maryland 21046 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act").

     B. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 160,000 shares of Common Stock, no par value (the "Shares"), in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers.

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an amendment to the Registration Rights Agreement, dated September 7, 2000, in the form attached hereto as Exhibit A (the "Amended RRA") pursuant to which the Company has agreed to provide the Buyers with certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1.   PURCHASE AND SALE OF SHARES.

          (a) Purchase of Shares. At the Closing, as defined below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Shares set forth opposite such Buyer's name on the Schedule of Buyers at such Closing at a price of $2.50 per Share.

          (b) The Closing. The closing of the transaction contemplated hereby (the "Closing") shall occur at the offices of the Company on or before December 31, 2000. At the Closing, (A) each Buyer shall pay the purchase price to the Company for the Shares to be issued and sold to such Buyer by check or wire transfer, and (B) the Company shall deliver instructions to its transfer agent to complete and deliver to each Buyer promptly after closing a stock certificate (collectively, the "Stock Certificates") representing the number of the Shares which such Buyer is then purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

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          2.   BUYERS' REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect only to itself that:

          (a) Investment Purpose. Such Buyer (i) is acquiring the Shares being purchased by it for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time, provided further, however, that such disposition shall be in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

          (c) Reliance on Exemptions. Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.

          (e) Residency. Such Buyer is purchasing the Shares from its office specified in its address on the Schedule of Buyers.

     3.   COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the jurisdictions set forth in the Schedule of Buyers, and shall provide evidence of any such action so taken to the Buyers.

          (c) Use of Proceeds. The Company will use the proceeds from the sale of the Shares substantially for the repayment of its outstanding debentures maturing November 30, 2000.

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     4.   CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to issue and sell the Shares to each Buyer is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) As of the Closing, such Buyer shall have executed this Agreement and the Amended RRA and delivered the same to the Company.

          (b) The representations and warranties of such Buyer shall be true and correct in all material respects as of the Closing and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

     5. CONDITIONS TO EACH BUYER'S OBLIGATIONS. The obligation of each Buyer hereunder to purchase the Shares from the Company is subject to the satisfaction, at or before the date of the Closing, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed this Agreement and the Amended RRA and delivered the same to such Buyer.

          (b) The Company shall cause its transfer agent to execute for delivery to such Buyer the Stock Certificates (in such denominations as such Buyer shall request) for the Shares being purchased by such Buyer.

          (c) The Board of Directors of the Company shall have adopted resolutions in a form reasonably acceptable to such Buyer (the "Resolutions").

          (d) The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

     6.   MISCELLANEOUS.

          (a) Governing Law; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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          (b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyers.

          (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:

          Essex Corporation
          9150 Guilford Road
          Columbia, Maryland 21046
          Telephone:  301-939-7000
          Facsimile:  301-953-7880
          Attention:  Leonard E. Moodispaw, President

          With a copy to:

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          D. Scott Freed
          Whiteford, Taylor & Preston L.L.P.
          7 Saint Paul Street
          Baltimore, Maryland  21202-1626
          Telephone:  410-347-8763
          Facsimile:  410-752-7092

          If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder including by merger or consolidation without the prior written consent of the Buyers.

          (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          (i) Survival. The representations and warranties of the Buyers contained in Section 2 and the agreements and covenants set forth in Sections 3, 4, and 5 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          (j) Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby, such consent not to be unreasonably withheld.

          (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (l) Brokers; Placement Agent. The Company acknowledges that it has not engaged a broker or placement agent in connection with the sale of the Shares. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without

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limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim for brokers', financial advisory or similar fees in connection with such transaction.

          IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        ESSEX CORPORATION


                                        By: /s/ Leonard E. Moodispaw
                                            ------------------------------------
                                            Name:   Leonard E. Moodispaw
                                            Title:  President and CEO


                                        BUYERS:

                                        GEF OPTICAL INVESTMENT COMPANY, LLC


                                        By: /s/ H. Jeffrey Leonard
                                            ------------------------------------
                                            Name:   H. Jeffrey Leonard
                                            Title:  President


                                        NETWORKING VENTURES, L.L.C.


                                        By: /s/ John G. Hannon
                                            ------------------------------------
                                            Name:   John G. Hannon
                                            Title:  Partner


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                               SCHEDULE OF BUYERS

                                Investor Address and           Number of
    Investor Name                 Facsimile Number              Shares
----------------------     -------------------------------     ---------
GEF Optical Investment     1225 Eye Street, N.W, Suite 900       80,000
Company, LLC                     Washington, DC 20005
                           Attn: Mr. James Gregory, Esq.
                               Fax No. 202-789-4508
Networking Ventures,            9150Guilford Road                80,000
L.L.C.                         Columbia, MD 21046
                           Attn: Ms. Caroline S. Pisano
                               Fax No. 301-953-7880

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                                    EXHIBITS
                                    --------

Exhibit A     Form of Amended RRA


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